Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have issued our report dated June 29, 2009, accompanying the financial statements and supplemental information of the Material Sciences Corporation Savings and Investment Plan on Form 11-K for the years ended December 31, 2008 and 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Material Sciences Corporation on Form S-8 (File No. 33-81064, effective July 1, 1994).

/s/ Blackman Kallick, LLP

Chicago, Illinois

June 29, 2009

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